Warrant No. W-________                 _______ Warrants to Purchase Common Stock

                                  I-TRACK, INC.
              (incorporated under the laws of the State of Nevada)
                CERTIFICATE FOR WARRANTS TO PURCHASE COMMON STOCK
    EXERCISABLE AT ANY DATE PRIOR TO 5:00 P.M., MOUNTAIN TIME, _______, 20__


         THIS CERTIFIES THAT, for value received, ______________ (the "Holder"), as registered owner of the above indicated number of Warrants, is entitled to at any time until 5:00 p.m., Mountain Time, _____________, or at such later date as the Company, by authorization of its Board of Directors, shall determine (the "Exercise Period"), to subscribe for, purchase, and receive up to _______________ (___________) shares of Common Stock, no par value per share, fully paid and nonassessable (the "Common Stock"), I-TRACK, INC., a Nevada corporation (the "Company"), at the price of $0.50 per share (the "Exercise Price"), upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such shares of the Common Stock to the Company at the principal office of the Company; provided, however, that if the Company shall change the number of shares of its Common Stock issued and outstanding during the term of this Warrant by dividend, split, reverse split, or recapitalization, a proportionate adjustment shall be made to the number of shares of Common Stock to be issued upon the exercise of this Warrant, and to the Exercise Price herein stated.

         Upon exercise of the Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby shall not have been exercised by the expiration of the Exercise Period, this Warrant shall become void and without further force or effect, and all rights represented hereby shall cease and expire.

         In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

         The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and to be sealed with the seal of the Company this ____ day of ______________, 2000.

                                I-TRACK, INC.
S E A L

                                By:
                                   ---------------------------------------
                                   Peter Fisher, Secretary

                                  EXERCISE FORM

         (To be executed by the Holder to exercise the right to purchase common stock evidenced by the within Warrant)

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______________ shares of the Common Stock of the Company called for thereby, and hereby makes payment of $______________ (at the rate of $0.50 per share of the Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the shares of the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

Dated:                             Name (Printed):
      -----------------------                     ------------------------------
                                   Signature:
                                             -----------------------------------
                                   Signature:
                                             -----------------------------------
                                   Signature Guaranteed:
                                                        ------------------------



                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
      --------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Social Security or Tax Identification Number:
                                             -----------------------------------

================================================================================

                                 ASSIGNMENT FORM

         (To be executed by the registered Holder to effect a transfer of the within Warrants:)

FOR VALUE RECEIVED, ______________________________________________, does hereby sell, assign and transfer unto ____________________________________________ the right to purchase _________________shares of Common Stock of the Company evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _________________________ ______________________________ attorney to transfer such right on the books of the Company with full power of substitution in the premises.


Dated:                             Name (Printed):
      -----------------------                     ------------------------------
                                   Signature:
                                             -----------------------------------
                                   Signature:
                                             -----------------------------------
                                   Signature Guaranteed:
                                                        ------------------------


                              ********************

NOTICE: THE SIGNATURE(S) TO THE EXERCISE FORM OR ASSIGNMENT FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN WARRANT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY, OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.